EXHIBIT INDEX

Exhibit (d)(5)    Form of Investment  Management  Services  Agreement  between
                  Registrant,  on behalf of AXP Small Cap Growth, and American
                  Express Financial Corporation

Exhibit (d)(6)    Form of Investment  Sub-advisory  Agreement between American
                  Express Financial Corporation and Sub-Advisor

Exhibit (e)(3)    Form of Distribution Agreement between Registrant, on behalf of AXP Small Cap Growth Fund, and American Express Financial
                  Advisors Inc.

Exhibit (g)(5)    Form of Custodian Agreement between Registrant, on behalf of
                  AXP  Small Cap  Growth  Fund,  and  American  Express  Trust
                  Company

Exhibit (h)(8)    Form   of   Administrative    Services   Agreement   between
                  Registrant,  on behalf of AXP Small  Cap  Growth  Fund,  and
                  American Express Financial Corporation

Exhibit (h)(9)    Form  of  Class  Y  Shareholder  Service  Agreement  between
                  Registrant,  on behalf of AXP Small  Cap  Growth  Fund,  and
                  American Express Financial Advisors, Inc.

Exhibit (h)(10)   Form of Transfer Agreement between Registrant,  on behalf of
                  AXP Small Cap  Growth  Fund,  and  American  Express  Client
                  Service Corporation

Exhibit (m)(5)    Form  of  Plan  and   Agreement  of   Distribution   between
                  Registrant,  on behalf of AXP Small  Cap  Growth  Fund,  and
                  American Express Financial Advisors Inc.

Exhibit (m)(6)    Form of Plan  and  Agreement  of  Distribution  for  Class C
                  Shares between Registrant, on behalf of AXP Small Cap Growth
                  Fund, and American Express Financial Advisors Inc.